UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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EMCOR GROUP, INC.

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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.

The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York, on Tuesday, June 16, 2009 at 10:00 A.M. (local time) for the following purposes:

1.	To elect nine directors to serve until the next annual meeting and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for 2009.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2009 as the record date for determination of Stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.

Your attention is respectfully directed to the accompanying Proxy Statement. Whether or not you expect to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

By Order of the Board of Directors
Sheldon I. Cammaker
Corporate Secretary

Norwalk, Connecticut
April 28, 2009

EMCOR GROUP, INC.

PROXY STATEMENT

2009 Annual Meeting of Stockholders to be Held June 16, 2009

The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation, which we refer to as “we”, “us”, the “Company” or “EMCOR”, for use at our Annual Meeting of Stockholders, which we refer to as the “Annual Meeting”, to be held at 10:00 A.M. (local time) on Tuesday, June 16, 2009 in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to our Corporate Secretary stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to our Corporate Secretary, or by attending our Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of our Common Stock, par value $.01 per share, which we refer to as “Common Stock”, will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

As of April 20, 2009, we had outstanding 65,814,070 shares of Common Stock. Only Stockholders of record of Common Stock at the close of business on April 20, 2009, which we refer to as the “Record Date”, are entitled to notice of, and to vote at, the Annual Meeting. Each share of our Common Stock entitles the holder to one vote at our Annual Meeting. The mailing address of our principal executive offices is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to Stockholders is April 28, 2009.

Our Common Stock was our only voting security outstanding and entitled to vote on the Record Date. The holders of record of a majority of our outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at our Annual Meeting. Assuming the presence of a quorum at our Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is necessary for the election of our directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is required for ratification of the appointment of independent auditors to audit our accounts and the accounts of our subsidiaries. With respect to an abstention from voting on any matter and broker “non-votes,” the shares will be considered present and entitled to vote at our Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against each proposal brought before the meeting, but will not have an effect on the election of directors. A broker “non-vote” occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Accordingly, broker “non-votes” will be disregarded and will have no effect on the outcome of the vote on that proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2009

This Proxy Statement and the EMCOR 2008 Annual Report are available for downloading, viewing and printing at www.emcorgroup.com/proxyannual report

CORPORATE GOVERNANCE

We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board”, and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our Stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee”, regularly reviews corporate governance developments and makes recommendations to our Board with respect to suggested modifications to our Corporate Governance Guidelines.

Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that eight of our nine directors, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee”, the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee”, and the Corporate Governance Committee of our Board are “independent”, as defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These eight directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr., David H. Laidley, Jerry E. Ryan and Michael T. Yonker. The ninth director, Frank T. MacInnis, is Chairman of our Board and our Chief Executive Officer, and, accordingly, is not considered independent.

Executive Sessions of the Board. At each regularly scheduled meeting of the Board, non-management directors meet without any Company representatives present. The chairpersons of the Audit Committee, Compensation Committee, and Corporate Governance Committee rotate presiding over those executive sessions.

Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our Company’s website at www.emcorgroup.com and may also be obtained by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and senior financial officers which imposes additional ethical obligations upon them.

Stockholder Communications. Stockholders and other interested persons may communicate with members of our Board as a group, or with one or more members of our Board (including non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. In addition, communications may be sent to our non-management directors as a group by e-mail to nonmanagementdirectors@emcorgroup.com or to the entire Board by e-mail to alldirectors@emcorgroup.com.

Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:

•	an executive officer;

•	a director;

•	a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder”;

•	an immediate family member of an executive officer, director or Significant Holder; or

•	an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

We refer to each of the foregoing as a “Related Party”.

The member of the Board who or whose immediate family member has an interest in the transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our General Counsel who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our Stockholders.

However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.

In order to ensure that material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party transactions between such individual and the Company other than those previously disclosed to the Company.

During the period from January 1, 2008 and ending April 20, 2009, there were no transactions, and there are no currently proposed transactions, in which the Company, or any of our subsidiaries, was or is to be a participant and in which any Related Party had or will have a direct or indirect material interest required to be approved by the Board or a Board committee.

Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and senior financial officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2008, our Board met six times, and committees of our Board held an aggregate of 12 meetings. Each director, during the period he served as a director, attended all of the meetings of our Board and committees on which he served during 2008. As provided in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders, and all directors then serving as directors attended the 2008 annual meeting of stockholders.

Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:

The Audit Committee, established in accordance with the rules of the Securities Exchange Act of 1934, is comprised of Messrs. Bershad, Brown, Hamm and Ryan. Among other things, it is responsible for:

•	engaging (subject to ratification by Stockholders), overseeing, and discharging, our independent auditors;

•	setting our independent auditors’ fees;

•	reviewing the scope and audit procedures of our independent auditors;

•	approving audit and permitted non-audit services;

•	reviewing with management and our independent auditors our annual and quarter-annual financial statements;

•	receiving periodic reports from our independent auditors and management regarding the auditors’ independence;

•	meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, our risk assessment and risk management policies and major risk exposures, and the adequacy of our internal audit controls; and

•	reviewing our internal auditing and accounting personnel.

The Audit Committee met five times during 2008. Our Board has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Hamm and Ryan, are “audit committee financial experts”, within the meaning of the rules of the Securities and Exchange Commission.

The Compensation Committee is comprised of Messrs. Bershad, Bump, Ryan and Yonker. It is responsible for:

•	overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our chief executive officer, chief operating officer, chief financial officer, and general counsel and for the position of chief executive officer of each subsidiary whose proposed annual base salary is $400,000 or more;

•	reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, together with the other independent directors, determining our Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our Chief Executive Officer and our other executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for any of our executive officers and for any of our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more; and

•	making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

During 2008, the Compensation Committee held three meetings.

Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer, Frank T. MacInnis, and our other senior executive officers, each of whom is referred to in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 below, which we refer to as the “Summary Compensation Table”. It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to Mr. MacInnis and our other senior executive officers, who we refer to collectively as the “named executive officers”. Annual incentive awards for our named executive officers are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his pre-established personal goals and objectives for the most recently completed year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its determination regarding salary adjustments and payment of annual incentive awards. Mr. MacInnis also participates in a portion of the meetings of our Compensation Committee and our entire Board during which various compensation issues are discussed. The final determination regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.

Annually, during the first quarter of each year, the Compensation Committee establishes that year’s objectives for our financial performance and the personal goals and objectives for each of the named executive officers, upon which the payment of that year’s annual incentive award for the executive may be based, and the targeted annual incentive award for each such executive. Those criteria and targeted annual incentive awards are recommended by our Chief Executive Officer, and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the other independent directors. When incentive compensation plans for our named executive officers and other senior executives have been established, those plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer, which we refer to as “Mercer”. Mercer is a compensation consultant that the Compensation Committee has engaged, from time to time, and annually commencing in 2006, to advise the Compensation Committee with regard to compensation for our named executive officers and to review compensation plans. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to those executives is competitive with those paid to executives holding comparable positions at Mercer-selected companies, which are large public construction and facilities management companies and with which we may compete for management talent. Mercer also reports upon its assessment of the appropriateness and fairness of our compensation plans when compared to compensation plans for comparable executives at those comparable companies. To the extent such plans may involve the issuance of equity to executives, all such plans are subject to the approval of our Stockholders.

Our Long Term Incentive Plan, which we refer to as the “LTIP”, provides for the methodology for computing the number of shares issuable to executives participating in the LTIP. Grants of LTIP cash awards are, as set forth in the LTIP, based upon us achieving an earnings per share objective for a measurement period of three years. The earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors. The LTIP is further discussed commencing on page 11 in the Section entitled “Compensation Discussion and Analysis” and in the Section entitled “Long Term Incentive Plan” commencing on page 22 which follows the Table entitled Grants of Plan-Based Awards in Fiscal Year 2008.

The Corporate Governance Committee, comprised of Messrs. Brown, Bump, Fried, Hamm, and Yonker, is charged with:

•	leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;

•	recommending to the Board nominees for election to the Board;

•	developing and overseeing an annual self-evaluation process for the Board and its committees; and

•	making recommendations with respect to:

•	corporate governance guidelines;

•	compensation and benefits for non-employee directors; and

•	matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

During 2008, the Corporate Governance Committee held four meetings.

The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee determines that a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. In the past, when it has considered Board compensation and the form of compensation, it has sought the advice of Mercer. No change in compensation or benefits for directors was made in the 2008 calendar year

RECOMMENDATION FOR DIRECTOR CANDIDATES

The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and Stockholders. A Stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the Stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A Stockholder may also nominate director candidates by complying with our bylaw provisions discussed on page 42 under “Other Matters”—“Stockholder Proposals.”

If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the Committee to identify and evaluate candidates includes:

•	consideration of those individuals recommended by Stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by any third party executive search firm retained by the Corporate Governance Committee, from time to time;

•	meeting, from time to time, to evaluate biographical information and background material relating to candidates; and

•	interviews of selected candidates by members of the Corporate Governance Committee.

As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The objectives of our executive compensation program for our named executive officers, referred to in the Summary Compensation Table on page 17, are to attract, retain and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purposes of the key components of the program insofar as they relate to named executive officers are:

•	to reward named executive officers’ expertise and experience;

•	to reward named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

•	to align named executive officers’ compensation with the interests of our Stockholders.

The executive compensation program uses various compensation rewards that are geared to both our short-term and long-term performance. In designing these rewards we have applied the following principles:

•	compensation should reinforce our business strategy and long-term stockholder value creation;

•	a significant portion of named executive officer total compensation should be tied to achievement of our financial objectives as well as the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no annual incentive award based on this criteria or one less than the targeted award. The Compensation Committee sets the objectives for a particular performance period;

•	incentive compensation should reflect both our short-term and long-term financial performance;

•	incentives should align the interests of our Stockholders and named executive officers by paying a significant portion of incentive awards in equity; and

•	incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us.

The key components of our compensation program are:

•	base salary and perquisites; the perquisites, which have been provided for more than 10 years, are principally dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites;

•	short-term incentives in the form of annual incentive awards; and

•	longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below. These incentives come in the form of:

•	annual awards of stock units representing the right to receive an equal number of shares of our Common Stock which vest generally in three years; and

•	potential cash incentive awards based on our financial performance during multi-year measurement periods.

We generally condition a named executive officer’s LTIP incentive award on his remaining employed with us for three years from the date we grant the award.

Commencing with calendar year 2006, we changed the mix and design of our executive compensation program from one focused on current cash to one with an increased emphasis on performance-based incentive awards, predicated on both annual results and results for multi-year measurement periods.

We also maintain a 401(k) savings plan. The 401(k) plan provides retirement benefits to the named executive officers. For 2008, our annual contribution to the 401(k) plan for each named executive officer was $10,000. In severance agreements with our named executive officers, we provide special compensation to each in the event his employment is terminated (i) by us without cause or (ii)

by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” contained in the severance agreements in the Section entitled “Potential Post Employment Payments”—“Severance Agreements” commencing on page 26).

The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other executive officers. To assist the Compensation Committee, early each year it retains Mercer as a compensation consultant to review the compensation payable to our named executive officers. The assignments to Mercer have been made by the Chairman of the Compensation Committee. To assist the Compensation Committee in its pay discussions and decisions, which includes salary levels, targeted annual incentive awards, financial measurements for annual incentive awards and for our LTIP, and LTIP targeted cash incentive awards for multi-year periods, as discussed below, Mercer presents pay information compiled from proxy data and Forms 8-K from companies in a comparator group developed by Mercer with input from management. This information includes annual base salary, annual bonuses, long term incentives, including stock option and restricted stock awards, and targeted long term incentive performance plan awards.

For 2008, Mercer’s comparator group of companies included 16 large public construction and facilities management companies which Mercer refers to as our Business Peer Group from which we might hire top talent or which might try to recruit our executives.

ABM Industries Incorporated
AECOM Technology Corporation
C.B. Richard Ellis Group, Inc.
Chicago Bridge & Iron, N.V.
Fluor Corp.
Foster Wheeler Ltd.
Granite Construction Incorporated
Jacobs Engineering Group, Inc.
Jones Lange LaSalle Incorporated
KBR, Inc.
McDermott International, Inc.
Perini Corporation
Quanta Services, Inc.
Republic Services, Inc.
The Shaw Group Inc.
URS Corporation

We refer to these companies as the “Comparator Companies”.

Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chairman of the Board and Chief Executive Officer, Mr. Frank T. MacInnis, and our other named executive officers. It also reviews the annual salaries of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments and for the payment of annual incentive awards. Payments of annual incentive awards for 2006, 2007, and 2008 for the named executive officers are set out in the Summary Compensation Table on page 17 and were based upon our performance in meeting pre-established financial objectives for the respective year and an evaluation of the individual named executive officer’s performance in meeting his pre-established personal goals and objectives for the respective year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its final determination regarding salary adjustments and payment of annual incentive awards at a meeting without any members of management being present.

Mr. MacInnis also meets with the Compensation Committee during the first calendar quarter of each year to discuss for that year targeted annual incentive awards for each named executive officer and objectives for our financial performance for the year and personal goals and objectives of each named executive officer for the year upon which the payment of that year’s annual incentive awards may be based. Targeted annual incentive awards for each of our named executive officers, our annual financial goals, and personal goals and objectives for each such executive are recommended by Mr. MacInnis, and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the independent directors, at a meeting without any members of management being present.

Annual Base Salary

Annual base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.

We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of the named executive officers, each of whom (other than Mr. Anthony J. Guzzi, our President and Chief Operating Officer) has been with us for more than ten years. Base salaries are reviewed annually, and we have generally increased named executive officer salaries to reflect increases in the cost of living, to reflect promotions or increased responsibilities, when appropriate, and to remain competitive with those paid by Comparator Companies. However, in 2009 the Compensation Committee concluded, that in light of macro-economic conditions it would not be appropriate to increase the annual base salary for any named executive officer as well as the annual base salary for certain of our subsidiary officers including any officers of our subsidiaries whose annual base salary was $400,000 or greater.

Annual Incentive Program

An annual incentive award forms a significant element of annual compensation under our compensation program. Since 2004, named executive officer annual incentive awards have moved from discretionary awards to those based primarily on pre-established annual financial results emphasizing pay- for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. Such performance improvements should lead to enhanced stockholder value.

Annual incentive awards are made under our Key Executive Incentive Bonus Plan. For 2008, each named executive officer had a targeted incentive award based on 2008 financial results and a targeted incentive award based on his meeting certain pre-established personal goals and objectives. The maximum potential annual incentive awards payable for 2008 to Messrs. MacInnis and Guzzi were 250% and 220% of their respective 2008 base salaries and to each other named executive officer were 200% of his respective 2008 base salary. We refer to a named executive’s maximum potential annual incentive award sometimes as his “Maximum Potential Incentive Award.”

For Messrs. MacInnis and Guzzi, their 2008 targeted incentive awards, based upon our meeting certain financial measurements for 2008, were 100% and 88% of their annual base salaries, respectively, and for Messrs. Sheldon I. Cammaker, our Executive Vice President, General Counsel and Secretary, Mark A. Pompa, our Executive Vice President and Chief Financial Officer, and R. Kevin Matz, our Executive Vice President—Shared Services, their 2008 targeted incentive awards, based upon our meeting those 2008 financial measurements, were 80% of their respective 2008 annual base salaries. We refer to this targeted incentive award sometimes as the “Financial Target Bonus”. The exact amount of each Executive’s 2008 incentive award that we would pay based on our financial performance ranged from 0% to the maximum percentage of his annual base salary indicated in the immediately preceding paragraph, depending on our 2008 earnings per share and the ratio of our 2008 operating cash flow to our 2008 operating income. (When we refer to earnings per share with respect to our Annual Incentive Program, we mean earnings per share on a fully diluted basis.) Our Chief Executive Officer, together with other named executive officers, developed proposed 2008 financial measurements on which to base Financial Target Bonuses. Our Chief Executive Officer then proposed to the Compensation Committee the financial measurements. Our Compensation Committee considered the recommendations and established financial measurements for annual incentive awards in February 2008, taking into account the recommendations of management, our 2008 budget, and annual earnings per share guidance for 2008 that we gave to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved earnings per share for 2008 of at least $1.80 and 2008 operating cash flow of at least 40% of 2008 operating income. Consequently, the financial measurements emphasized earnings as well as operating cash flow—a measure of quality of earnings—and we linked it to guidance we provided to the equity markets.

In order for a named executive officer to be entitled to his 2008 Financial Target Bonus (a) our 2008 earnings per share had to be at least $2.08, the beginning of the range of our initial 2008 earnings per share guidance of $2.08 to $2.28 that was provided to equity markets in February 2008, and (b) the ratio of our 2008 positive operating cash flow to our 2008 operating income had to be at least 70%. If earnings per share were less than $2.08, each named executive officer’s actual incentive award that was based on financial measurements would have been less than his Financial Target Bonus in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix”. The Matrix also took into account the amount by which the ratio of 2008 positive operating cash flow to 2008 operating income was less than 70%. If 2008 earnings per share were in excess of $2.08, each named executive officer’s actual annual incentive award based on financial measurements for 2008 could be greater than or less than his Financial Target Bonus in accordance with the Matrix, depending upon the ratio of cash flow to operating income, but could not exceed his Maximum Potential Incentive Award and as indicated above, if earnings per share were less than $1.80, no annual incentive award for 2008 based on financial measurements would be paid to any named executive officer.

For 2008, our actual earnings per share were $2.71 and the ratio of our 2008 operating cash flow to 2008 operating income was 111%, in both cases exceeding the 2008 financial objectives, and in accordance with the 2008 Matrix permitted payment to each named executive of his Maximum Potential Incentive Award.

In addition, as indicated above, under our annual incentive program, during the first quarter of each calendar year, our Chief Executive Officer and each other named executive officer agree on the named executive officer’s personal goals and objectives for the year, in addition to his normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program we can pay a named executive officer an annual incentive award based on achieving his annual personal goals and objectives up to two times of a designated percentage of his annual base salary. For 2008, those percentages were 25% and 22% for Messrs. MacInnis and Guzzi, respectively, and 20% for each of Messrs. Cammaker, Pompa, and Matz.

Following the end of each year, our Chief Executive Officer reports to the Compensation Committee on our financial results and on how well each named executive officer performed in meeting his personal goals and objectives, and the Compensation Committee, with the approval of the other independent directors, determines the amount to be paid to each named executive as his annual incentive award.

However, as indicated above, for 2008 in no case could a named executive officer’s aggregate annual incentive award, whether based on our financial results alone or together with achievement of personal goals and objectives, exceed his Maximum Potential Incentive Award. As indicated above, the financial measurements we established for 2008 permitted a payment of an annual incentive award to each named executive officer equal to his Maximum Potential Incentive Award, and this was the actual incentive award paid to each named executive officer for 2008. Under the terms of the program for 2008, the Compensation Committee could have, in its sole discretion, reduced the payment of any named executive officer’s annual incentive award even though the financial measurements calling for payment of his Maximum Potential Incentive Award were met. In the exercise of its discretion the Compensation Committee could have taken into account whatever factors it deemed appropriate in exercising negative discretion, including whether a named executive officer achieved his personal goals or objectives. Even if a named executive officer achieved his personal goals and objectives, the

Compensation Committee, in its sole discretion, could award in respect of personal goals and objectives less than the fixed maximum percentage to be taken into account in making awards with respect to personal goals and objectives. The Compensation Committee made final decisions about annual incentive awards without any member of management present. These decisions were subject to approval by all of the independent members of our Board. The Compensation Committee and the independent members of our Board chose not to exercise negative discretion, and the actual incentive awards made to each named executive officer in respect of 2008 was equal to his Maximum Potential Incentive Award in accordance with the Matrix. Inasmuch as our named executive officers received their Maximum Potential Incentive Awards, based solely on our financial results, no awards were paid for 2008 in respect of achievement of personal goals and objectives.

For the years 2005, 2006 and 2007, in accordance with our annual incentive plans, 80% of annual incentive awards have been paid in cash and 20% paid in fully vested phantom stock units. The phantom stock units entitle the named executive officers and approximately 230 other employees to the cash value of an equal number of shares of our Common Stock, the number of which shares is calculated as of March 5 of the year following the year for which the incentive awards are earned. The number of phantom stock units granted equals 125% of the amount determined by dividing 20% of the amount payable as the annual incentive award by the fair value of a share of our Common Stock on such award date. Approximately two years from the award date, we pay to the named executive officer cash in an amount equal to the then value of a number of shares of our Common Stock equal to the number of phantom stock units awarded to him. Incentive awards paid in cash are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 17 and the grant of phantom stock units are reflected in the “Stock Awards” column of that Table.

However, our Board of Directors and its Compensation Committee in December 2008 determined that for 2008 and 2009 and, unless the Board otherwise determines, for ensuing years, annual incentive awards would be paid solely in cash. This decision was made because of the relative arbitrariness of the date on which the phantom units were to be “cashed-out” and because of the phantom stock units’ impact on our results of operations inasmuch as the value of outstanding phantom stock units are required to be marked to market at the end of each of our quarterly accounting periods. As a consequence, during the accounting periods before which we pay cash for phantom units these phantom units may result in additional expense if the value of our Common Stock rises above the value on the last valuation date or may result in additional income if the value of our Common Stock falls below the value on the last valuation date. As indicated, the amount of the annual incentive award paid to each named executive officer for 2008 is included in full under the “Non-Equity Incentive Plan Compensation” column for 2008 of the Summary Compensation Table on page 17.

Our Board believes that inasmuch as annual incentive awards are capped at no more than 250% of annual base salary, our named executive officers are not encouraged by the potential to receive an Incentive Award to take unnecessary or excessive risk.

MacInnis Special Bonuses

In light of our record results for 2008, the Compensation Committee in March 2009 awarded Mr. MacInnis a special cash bonus of $210,000. This cash bonus for 2008 is reflected under the “Bonus” column of the Summary Compensation Table on page 17, and is in addition to the cash he received in respect of his annual incentive award for 2008.

Long Term Incentive Plan

We provide a significant portion of our named executive officers’ compensation through our LTIP. We established the LTIP at the end of 2005 to provide incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Mercer’s then list of comparator companies, and use of equity for alignment with stockholder returns.

The LTIP replaced annual stock option grants we had been using for several years to promote long-term performance and named executive officer retention. In late 2005, the Compensation Committee concluded that our equity-based plans would not make available a sufficient number of shares if we were to make meaningful stock option grants annually to the named executive officers and our other senior officers, as we had for a number of years. Mercer advised the Compensation Committee that granting stock units in respect of which an equal number of our shares of Common Stock would ultimately be issued is economically the same as granting three to four times as many options, and consequently, the Compensation Committee decided to use stock units to provide equity awards under our LTIP.

Each participant in the LTIP, including each named executive officer, is entitled to an award each year based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus”.

Specifically, the LTIP Target Bonus consists of:

•	an annual grant of stock units to senior executives, including the named executive officers. This is the retention component. The stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vest on the third anniversary of the grant date of the stock units. The named executive officer is to receive a number of shares of our Common Stock equal to his annual grant of stock units approximately three years from the grant date. The named executive officer will receive those shares only if he continues to be employed by us through the third anniversary of the grant date, unless his employment is terminated by us without cause, by him for good reason, or by reason of his death or disability or upon his retirement on or after age 65 in which case he would receive those shares. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.) Thus, a significant portion of the named executive officer’s total compensation is tied to our stock performance; and

•	an award of a potential cash payment which we refer to sometimes as the LTIP Cash Target Bonus, and which is the performance component. This component provides for the annual establishment of three year measurement periods. The award year and the two ensuing years make up each measurement period. Each named executive officer may receive a cash payment, depending upon how closely our actual aggregate earnings per share for the three year measurement period compares to a pre-established earnings per share objective for that measurement period. The Compensation Committee sets the earnings per share objectives. (When we refer to “earnings per share” with respect to our LTIP we mean earnings per share on a fully diluted basis.) We use the three year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term stockholder interests. If we achieve 100% of the earnings per share objective the Compensation Committee established for a measurement period, the named executive officer will receive 100% of his LTIP Cash Target Bonus. If we achieve 50% of the earnings objective for a measurement period, the named executive officer will receive 50% of his LTIP Cash Target Bonus. If we fail to achieve our minimum objectives of at least 50% of the pre-established earnings per share objective for a measurement period, no cash performance component is payable in respect of that period. If we exceed the earnings per share objective for the measurement period by 120% or more, the named executive officer will receive 200% of his LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective for the measurement period or between 100% and 120% of the earnings per share objective, the amount of the LTIP Cash Target Bonus is interpolated from 50% to 100% of the LTIP Cash Target Bonus and from 100% to 200% of the LTIP Cash Target Bonus, respectively. The named executive officer would not be entitled to his LTIP

Cash Target Bonus for a measurement period if his employment is terminated by us for cause or if he leaves our employment without good reason during the measurement period. However, if, during a measurement period, his employment is terminated by us without cause, by him for good reason or by reason of his death, disability or retirement at age 65 or older, he would, nevertheless, be entitled to a pro rata amount of his Cash Target Bonus for that measurement period. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan.”)

Under the terms of the LTIP, we established a Multiplier (or percentage) of his annual base salary rate for each LTIP participant, including each named executive officer. The Multiplier for each named executive officer, which is set out in the LTIP (subject to change annually by the Compensation Committee for each named executive officer), for 2008 was as follows: Mr. MacInnis, 200%, which had been increased from 175% for prior years; Mr. Guzzi, 150%; Mr. Cammaker, 125%; Mr. Pompa, 125%; and Mr. Matz, 125%. In the opinion of Mercer, the Multiplier for each named executive officer, when applied to a percentage of his annual base salary rate as of the end of the previous year, resulted in an LTIP Target Bonus for each named executive officer which was competitive with those provided by the Comparator Companies. Any change in the Multiplier for a named executive officer would change the basis for computing his potential cash payment under the LTIP as well as his annual number of stock units.

The Compensation Committee believes this two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards have a very strong retention impact and provide a direct link to long-term corporate performance.

In addition, the Board believes that because part of each LTIP award is in stock units generally vesting three years from the grant date and the balance is payable in cash based on the Company’s financial performance over a three year period, which amount is capped based on 50% of a percentage of base salary, the LTIP does not encourage excessive or unnecessary risk taking by participants in the LTIP, including our named executive officers.

Under the terms of the LTIP, the Compensation Committee of our Board of Directors in February 2006 established a three-year measurement period consisting of calendar years 2006, 2007, and 2008 pursuant to which LTIP Cash Target Bonuses may be paid to LTIP participants, including our named executive officers. The amount of each participant’s LTIP Cash Target Bonus in respect of this measurement period, 50% of the product of his Multiplier and his annual base salary as of December 31, 2005, was dependent upon how our Company’s earnings per share for that period measured up against the earnings per share objective for the period, which was $2.78 per share (as adjusted for our 2-for-1 stock splits effected on February 10, 2006 and July 9, 2007). Because our aggregate earnings per share for the 2006 – 2008 measurement period ($5.87, as adjusted for the stock splits) exceeded by more than 120% the $2.78 per share earnings objective for that measurement period, in accordance with the LTIP, each named executive officer, as well as each other participant in the LTIP, was paid in March 2009 200% of his LTIP Cash Target Bonus. The amount of this payment to each named executive officer is included under the “Non-Equity Incentive Plan Compensation” column for 2008 of the Summary Compensation Table on page 17.

In January 2008 pursuant to the terms of the LTIP each named executive officer, as well as each other participant in the LTIP, was awarded a number of stock units entitling him to receive in February 2011 an equal number of shares of our Common Stock provided he is continuously employed by us through that date. However, if his employment is terminated by us without cause, by him for good reason, or by reason of his death, disability or retirement at age 65 or older, he would, nevertheless, be entitled to those shares. The number of stock units awarded to each named executive officer was determined by dividing the closing price of a share of our Common Stock on the New York Stock Exchange on January 2, 2008 by 50% of the product of the named executive officer’s then Multiplier and his base salary as of December 31, 2007. The compensation expense of the stock awards granted in

2008 to each named executive officer recognized for financial reporting purposes in accordance with Financial Standard Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment is included under the “Stock Awards” column for 2008 of the Summary Compensation Table on page 17.

In addition, in February 2008, under the LTIP, the Compensation Committee established a measurement period consisting of the 2008 – 2010 calendar years and established for that period an earnings per share objective of $6.93. Each named executive officer’s LTIP Cash Target Bonus for that measurement period is 50% of the product of his base salary rate as of the end of 2007 and his current Multiplier set out on page 13 of this Compensation Discussion and Analysis. The amount set out in the Table entitled Grants of Plan-Based Awards in Fiscal Year 2008 on page 20 identified with footnote (6) indicates the range of cash awards each named executive officer may receive in respect of the 2008 – 2010 measurement period if we achieve for that measurement period (i) the minimum earnings per share objective of $3.47, (ii) the earnings per share objective of $6.93, or (iii) at least 120% of the earnings per share objective, or $8.32. As indicated earlier, if we do not achieve the minimum earnings per share objective for the 2008 – 2010 measurement period, we will not pay any of the LTIP cash performance awards identified in the Grants of Plan-Based Awards in Fiscal Year 2008 Table.

Increased Percentage of Incentive Compensation

We believe our annual and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The LTIP incentive awards, in part, expose management to the risk that our stock value will go down and are conditioned on the named executive officer staying employed with us for a significant period of time.

For 2008, the percentages of targeted incentive compensation to total targeted compensation of the named executive officers ranged from approximately 47% to 53%, and the equity component of the named executive officers’ total targeted compensation ranged from approximately 17% to 20%. Of their 2008 total targeted compensation, the percentages that are forfeitable ranged from approximately 35% to 43% if the named executive officer does not stay employed with us for approximately three years from the award date (unless employment is terminated by us without cause, by him with good reason or by reason of his death, disability, or retirement at age 65 or older.)

For 2008 and subsequent years, as indicated above, the performance-based percentage of each named executive officer’s total targeted compensation under the LTIP has increased, and should increase, over that provided in 2006 and 2007, which were phase-in years for the LTIP. This has occurred because under the LTIP we have reduced the number of stock units to be awarded from being based in 2006 on 100% of the LTIP Target Bonus to being based in 2007 on 75% of the LTIP Target Bonus and to being based in 2008 and thereafter on 50% of the LTIP Target Bonus. We have also increased the LTIP Cash Target Bonus, which is tied to our financial performance, from 25% of the LTIP Target Bonus for the 2006 – 2007 measurement period to 50% of the LTIP Target Bonus for the 2006 – 2008, 2007 – 2009, and 2008 – 2010 measurement periods and each ensuing three year measurement period.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, generally limits how much compensation public companies may pay to certain executive officers and deduct on their U.S. Federal income tax returns. Public companies generally may deduct up to $1 million of compensation they pay to any employee who on the last day of the year is one of our named executive officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation plans. While we have designed much of our annual incentive awards and LTIP cash awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive awards and LTIP awards qualify under Section 162(m). To the extent a named executive officer’s annual incentive award is paid based on achievement of his personal goals and objectives (and none was so paid for 2008), the award would not, and in Mr. MacInnis’ case, his 2008 special cash bonus does not, qualify under Section 162(m). In addition, awards of stock units under the LTIP, which vest over the passage of time, do not qualify under Section 162(m). The Compensation Committee does not require that all compensation qualify under Section 162(m) because it believes that it is important to preserve flexibility in administering compensation programs.

Accounting Treatment

When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment. The Compensation Committee is aware that grants of phantom stock units, which are to be settled in cash, result in a liability award being established. This award is required to be marked to market at the end of each accounting period. As a consequence, during the accounting periods before which we pay cash for phantom stock units, these grants may result in additional expense if the value of our Common Stock rises above the value of the phantom units as of the last valuation date and may result in additional net income if the value of our Common Stock falls below the value of the phantom units as of the last valuation date. For this reason, among others, the Compensation Committee did not grant any phantom stock units in connection with 2008 annual incentive awards.

Retirement Plans, Severance Arrangements, and Stock Options

Retirement Plans

As indicated above, we provide our sole retirement benefits through our 401(k) plan pursuant to which we made a matching contribution of $10,000 for the account of each named executive officer for 2008. We base the amount of our contribution for named executive officers on a formula set forth in the terms of the plan that applies to all administrative employees participating in our 401(k) plan. Because there is no retirement benefit enhancement for named executive officers, the Compensation Committee does not consider gains from prior option or stock awards in setting retirement benefits for each named executive officer.

Severance Arrangements

In light of our modest retirement benefits and the existence of employment agreements for several years with our named executive officers other than Mr. Guzzi (who did not join us until October 2004), which employment agreements we decided not to renew when they expired December 31, 2004, the Compensation Committee decided to enter into severance agreements with our named executive officers in 2005. The terms of the severance agreements reflect market practice and advice provided at the time they were entered into to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and take into account the named executive officers’ past accomplishments. Each named executive officer’s severance agreement provides him with a severance benefit equal to (a) two years of his base salary and (b) a prorated amount of his targeted annual incentive award for the year in which his termination takes place if he is terminated without cause or if he terminates his employment for good reason. The Severance Agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described commencing on page 26 under “Potential Post Employment Payments”—“Severance Agreements”.

Other severance benefits include:

•	we value and cash out any phantom stock units granted as part of annual incentive awards. We value and cash out these phantom stock units no later than six months after the named executive officer’s termination date, regardless of the reasons for termination; and

•	if the named executive officer is terminated without cause or if he terminates his employment for good reason, as those terms are defined on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”, we will provide him with:

•	all the shares issuable in respect of his LTIP stock units no later than six months after the named executive officer’s termination date; and

•	a prorated amount of his LTIP Cash Target Bonus with respect to each measurement period. We would compute this amount on the basis of each measurement period during which we employed the named executive officer. We would pay the prorated amount no later than six months after the date when we would have paid his entire LTIP Cash Target Bonus but for the named executive officer’s termination.

Change of Control Agreements

We have entered into change of control agreements with each named executive officer and our other senior executives so that if we experience a change of control we can provide security to them during the period of change of control in order that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure and in order that we may retain these individuals during that period and the transition to new ownership. These agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, an Executive’s employment is terminated involuntarily, other than for cause, death or disability, or an Executive terminates his employment for good reason. The enhanced severance benefits payable in the event of severance after a change of control are described below in the Section entitled “Potential Post Employment Payments”—“Change of Control Agreements” commencing on page 31. Those terms and provisions reflected competitive market practices and advice provided by outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The terms “cause”, “good reason” and “change of control” as used in the change of control agreements are defined on pages 32 and 33.

Excise Tax Gross-Ups

The severance payments and other payments and benefits our named executive officers will receive in connection with a change of control could trigger an excise tax, payable by our named executive officers. In that case, we will make gross-up payments to those named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. We provide these gross-up payments, even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them.

Stock Options

In addition, most of the stock options granted to each of the named executive officers provide that if his employment is terminated without cause or if he terminates his employment for good reason, the period during which the options are exercisable continues following the termination of his employment for the remainder of the option term. The balance of their stock options provide that such options are exercisable for the shorter of two years from such employment termination date or the remainder of the option term. The terms “cause” and “good reason” as defined in the stock option agreements are substantially the same as they are defined in the Severance Agreements. All stock options granted to our named executive officers are presently vested.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Table sets forth information with respect to the compensation of our Chairman of the Board and Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, who we refer to collectively as the “named executive officers”, based on total compensation for fiscal 2008.

Summary Compensation Table for Fiscal Years 2008, 2007 and 2006

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Frank T. MacInnis Chairman of the Board and Chief Executive Officer	2008	$950,000	$210,000	$1,270,179	—	$3,845,000	$90,685	$6,365,864
	2007	$900,000	$460,000	$1,150,566	$604,747	$2,175,000	$99,636	$5,389,949
	2006	$870,000	—	$1,058,342	$604,747	$1,392,000	$86,988	$4,012,077
Anthony J. Guzzi President and Chief Operating Officer	2008	$650,000	—	$650,856	—	$2,240,000	$75,164	$3,616,020
	2007	$620,000	$100,000	$693,757	$439,431	$1,397,000	$59,005	$3,309,193
	2006	$600,000	—	$653,337	$460,927	$960,000	$119,624	$2,793,888
Sheldon I. Cammaker Executive Vice President, General Counsel and Corporate Secretary	2008	$475,000	—	$395,202	—	$1,493,750	$99,270	$2,463,222
	2007	$460,000	—	$462,724	$221,521	$1,007,875	$117,669	$2,269,789
	2006	$445,000	—	$472,812	$221,521	$712,000	$87,838	$1,939,171
Mark A. Pompa Executive Vice President and Chief Financial Officer	2008	$450,000	—	$326,000	—	$1,325,000	$65,504	$2,166,504
	2007	$410,000	—	$392,997	$166,305	$868,500	$59,353	$1,897,155
	2006	$366,250	—	$383,145	$166,305	$600,000	$62,181	$1,577,881
R. Kevin Matz Executive Vice President, Shared Services	2008	$410,000	—	$319,438	—	$1,257,500	$62,967	$2,049,905
	2007	$375,000	—	$375,190	$179,452	$818,750	$79,773	$1,828,165
	2006	$360,000	—	$381,400	$179,452	$576,000	$61,885	$1,558,737

(1)	Stock awards reflected in this Table represent the compensation expense for 2006, 2007 and 2008, and, in part, for both 2007 and 2008, as indicated below, negative compensation expense, recognized for financial reporting purposes in accordance with Financial Standard Board Statement of Financial Accounting Standards No.123 (revised 2004), Share-Based Payment (FAS 123R), which we refer to as “FAS 123R” (ignoring forfeiture assumptions). There can be no assurance that these FAS 123R amounts which are set out in detail below will ever be realized. These stock awards consist of, for 2006, 2007 and 2008, time-based stock units granted under our LTIP and for 2008, only, additional time based stock units granted to Mr. MacInnis in 2008 as part of a special bonus in respect of 2007 in recognition of our record 2007 results. These stock awards also consist of (a) for 2006, the appreciation during 2006 in the value of phantom stock units granted in 2006 (as a result of the increase in the price of our Common Stock between the March 6, 2006 grant date and December 29, 2006) in connection with annual incentive awards in respect of 2005, (b) for 2006, phantom stock units granted in 2007 in connection with annual incentive awards in respect of 2006, (c) for 2007, the decline during 2007 in the value of phantom stock units granted in 2006 (as a result of the decrease in the price of our Common Stock between December 29, 2006 and December 31, 2007) in connection with annual incentive awards in respect of 2005, (d) for 2007, the decline during 2007 in the value of phantom stock units granted in 2007 (as a result of the decrease in the price of our Common Stock between the March 5, 2007 grant date and December 31, 2007) in connection with annual incentive awards in respect of 2006, (e) for 2007, phantom stock units granted in 2008 in connection with annual incentive awards in respect of 2007, (f) for 2008, additional phantom units granted to Messrs. MacInnis and Guzzi in 2008 as part of their special bonuses in respect of 2007 in recognition of our record 2007 results, (g) for 2008, the decline during 2008 in the value of phantom stock units granted in 2007 (as a result of the decrease in the price of our Common

Stock between December 31, 2007 and December 31, 2008) in connection with annual incentive awards in respect of 2006, (h) for 2008, the appreciation during 2008 in the value of phantom stock units granted in 2006 (as a result of the increase in the price of our Common Stock between December 31, 2007 and March 5, 2008) in connection with annual incentive awards in respect of 2005 cashed-out on March 5, 2008, (i) for 2008, the decline during 2008 in the value of phantom stock units granted in 2008 (as a result of the decline in the price of our Common Stock between the March grant dates and December 31, 2008) in connection with annual incentive awards in respect of 2007 and the phantom unit awards made as part of the special bonuses to Messrs. MacInnis and Guzzi awarded in respect of 2007. The awards of phantom stock units made in 2008 are discussed in the Section following the Grants of Plan-Based Awards in Fiscal Year 2008 Table under the heading “Annual Incentive Awards” commencing on page 21. In accordance with FAS 123R, the value of the phantom stock units awarded in 2008 to Messrs. MacInnis and Guzzi as part of their special bonuses for 2007 as well as the compensation expense for stock units awarded to Mr. MacInnis in 2008 as part of his special bonus in respect of 2007 have not been included as compensation for 2007 but have been included as compensation for 2008.

The 2006 compensation expense for time-based stock units under the LTIP for each named executive officer was as follows: Mr. MacInnis, $490,000; Mr. Guzzi, $270,000; Mr. Cammaker, $181,250; Mr. Pompa, $141,667; and Mr. Matz, $145,833. The 2007 compensation expense for the time-based stock units under the LTIP for each named executive officer was as follows: Mr. MacInnis, $870,625; Mr. Guzzi, $495,000; Mr. Cammaker, $320,312; Mr. Pompa, $258,854; and Mr. Matz, $258,333. The 2008 compensation expense for time-based stock units under the LTIP for each named executive officer, including Mr. MacInnis, and for time-based stock units granted to Mr. MacInnis in 2008 in connection with the stock unit portion of his special bonus in respect of 2007, was as follows: Mr. MacInnis, $1,204,611; Mr. Guzzi, $650,000; Mr. Cammaker, $416,146; Mr. Pompa, $344,271; and Mr. Matz, $336,458.

The compensation expense for each named executive officer for 2006 with respect to the appreciation during 2006 in the value of phantom stock units granted on March 5, 2006 in connection with 2005 incentive awards was as follows: Mr. MacInnis, $133,342; Mr. Guzzi, $83,337; Mr. Cammaker, $69,062; Mr. Pompa, $53,978; and Mr. Matz, $55,567. The compensation expense for each named executive officer for 2006 with respect to the phantom stock units granted on March 5, 2007 in connection with 2006 incentive awards was as follows: Mr. MacInnis, $435,000; Mr. Guzzi, $300,000; Mr. Cammaker, $222,500; Mr. Pompa, $187,500; and Mr. Matz, $180,000.

The negative compensation expense for each named executive officer for 2007 with respect to the decline during the period December 31, 2006 to December 31, 2007 in the value of phantom stock units granted on March 5, 2006 in connection with 2005 incentive awards was as follows: Mr. MacInnis, ($93,339); Mr. Guzzi, ($58,336); Mr. Cammaker, ($48,343); Mr. Pompa, ($37,785); and Mr. Matz, ($38,897). The negative compensation expense for each named executive officer for 2007 with respect to the decline during the period March 5, 2007 to December 31, 2007 in the value of phantom stock units granted on March 5, 2007 in connection with 2006 incentive awards was as follows: Mr. MacInnis, ($76,720); Mr. Guzzi, ($52,907); Mr. Cammaker, ($39,245); Mr. Pompa, ($33,072); and Mr. Matz, ($31,746). The compensation expense for each named executive officer for 2007 with respect to phantom stock units granted on March 5, 2008 in connection with 2007 incentive awards was as follows: Mr. MacInnis, $450,000; Mr. Guzzi, $310,000; Mr. Cammaker, $230,000; Mr. Pompa, $205,000; and Mr. Matz, $187,500.

The compensation expense for Messrs. MacInnis and Guzzi for 2008 with respect to the phantom stock units granted on March 24, 2008 in connection with the phantom stock portion of their special bonuses for 2007 was as follows: Mr. MacInnis, $115,283 and Mr. Guzzi, $31,551. The compensation expense for each named executive officer for 2008 with respect to appreciation during the period of December 31, 2007 to March 5, 2008 in the value of phantom stock units granted on March 5, 2006 in connection with 2005 incentive awards and cashed-out on March 5, 2008 was as follows: Mr. MacInnis, $973; Mr. Guzzi, $608; Mr. Cammaker, $504; Mr. Pompa, $394; and Mr. Matz, $406. The negative compensation expense for each named executive officer for 2008 with respect to the decline during the period December 31, 2007 to December 31, 2008 in the value of phantom stock units granted on March 5, 2007 in connection with 2006 incentive awards was as follows: Mr. MacInnis, ($18,194); Mr. Guzzi, ($12,547); Mr. Cammaker, ($9,307); Mr. Pompa, ($7,843); and Mr. Matz, ($7,529). The negative compensation expense for each named executive officer for 2008 with respect to the decline during the period March 5, 2008 to December 31, 2008 in the value of phantom stock units granted on March 5, 2008 in connection with 2007 incentive awards was as follows: Mr. MacInnis, ($23,754); Mr. Guzzi, ($16,364); Mr. Cammaker, ($12,141); Mr. Pompa, ($10,822); and Mr. Matz, ($9,897). The negative compensation expense for Messrs. MacInnis and Guzzi with respect to the decline during the period March 24, 2008 to December 31, 2008 in the value of phantom stock units granted on March 24, 2008 in connection with the phantom stock portion of their special bonuses was as follows: Mr. MacInnis, ($8,740) and Mr. Guzzi, ($2,392).

(2)	Option awards in this Table represent the compensation expense for 2006 and 2007 recognized for financial reporting purposes in accordance with FAS 123R (ignoring forfeiture assumptions) in respect of option grants made in 2005 and for Mr. Guzzi in respect of an additional option grant to him in 2004. See Notes I and J to our financial statements for the years ended December 31, 2006 and December 31, 2007, respectively, included in our Forms 10-K for those years for the assumptions we made in computing the value of those option awards. There can be no assurance that those FAS 123R amounts will ever be realized. There was no compensation expense for 2008 in respect of option grants.

(3)	The amounts reported in this column for 2006 are the cash portion of incentive awards paid in 2007 in respect of 2006 and exclude amounts attributable to phantom stock units granted in 2007 in respect of 2006, which phantom stock unit expenses are reflected in the column for 2006 entitled “Stock Awards”. The cash portion for 2006 incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $1,392,000; Mr. Guzzi, $960,000; Mr. Cammaker, $712,000; Mr. Pompa, $600,000; and Mr. Matz, $576,000. The amounts reported in this column for 2007 include the cash portion of incentive awards paid in 2008 in respect of 2007 and exclude amounts attributable to phantom stock units granted in 2008 in respect of 2007, which phantom stock unit expenses are reflected in the column for 2007 entitled “Stock Awards”. The cash portion for 2007 incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $1,440,000; Mr. Guzzi, $992,000; Mr. Cammaker, $736,000; Mr. Pompa, $656,000; and Mr. Matz, $600,000. The amounts reported in this column for 2007 also include amounts paid in 2008 under the LTIP in respect of the Cash Target Bonuses for the phase-in 2006 and 2007 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $735,000; Mr. Guzzi, $405,000; Mr. Cammaker, $271,875; Mr. Pompa, $212,500; and Mr. Matz, $218,750. The amounts reported in this column for 2008 include the annual incentive awards paid in 2009 in respect of 2008, all of which was paid in cash. These incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $2,375,000; Mr. Guzzi, $1,430,000; Mr. Cammaker, $950,000; Mr. Pompa, $900,000; and Mr. Matz, $820,000. The amounts reported in this column for 2008 also include amounts paid in 2009 under the LTIP in respect of the Cash Target Bonus for the 2006 – 2008 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $1,470,000; Mr. Guzzi, $810,000; Mr. Cammaker, $543,750; Mr. Pompa, $425,000; and Mr. Matz, $437,500.

(4)

The amounts reported in this column for each named executive officer include: an allowance for his leasing of an automobile; reimbursement for auto insurance on such vehicle; reimbursement for the cost of maintenance and repair of such vehicle; premiums paid for excess liability insurance of $10 million; reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts and, where applicable, the incremental cost of the spouse of the named executive accompanying him to one weekend Board meeting at a resort venue. The amounts in this column also include for each of 2006, 2007, and 2008 the cost of premiums paid by us for term life insurance for each named executive officer as follows: Mr. MacInnis, $20,642; Mr. Guzzi, $4,620; Mr. Cammaker, $15,523; Mr. Pompa, $2,559; and Mr. Matz $1,472. The amounts reported in this column also include reimbursement for taxes on the foregoing perquisites for each of the named executive officers as follows: for 2006, Mr. MacInnis, $28,402; Mr. Guzzi, $42,158; Mr. Cammaker, $28,761; Mr. Pompa, $19,651; and Mr. Matz, $19,507; for 2007, Mr. MacInnis, $34,836; Mr. Guzzi, $18,620; Mr. Cammaker, $43,571; Mr. Pompa, $16,127; and Mr. Matz, $26,535; for 2008, Mr. MacInnis, $30,403; Mr. Guzzi, $24,457; Mr. Cammaker, $35,992; Mr. Pompa, $20,577; and Mr. Matz, $20,727. For each of 2006 and 2007, the amounts include matching contributions of $9,600, and for 2008, the amounts also include matching contributions of $10,000, provided by us under our 401(k) Savings Plan for the account of each named executive officer.

The following Table sets forth certain information with respect to the grant of awards during the 2008 fiscal year to the named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)		Target ($)		Maximum ($)
Frank T. MacInnis	1/02/08							34,388	(1)	$787,500	(2)
	3/24/08							10,800	(3)	$262,116	(4)
	2/27/08	$313,500	(5)	$1,187,500	(5)	$2,375,000	(5)
	2/27/08	$450,000	(6)	$900,000	(6)	$1,800,000	(6)
	3/05/08							19,003	(7)	$449,991	(8)
	3/24/08							4,750	(9)	$115,283	(10)
Anthony J. Guzzi	1/02/08							20,305	(1)	$465,000	(2)
	2/27/08	$188,760	(5)	$715,000	(5)	$1,430,000	(5)
	2/27/08	$232,500	(6)	$465,000	(6)	$930,000	(6)
	3/05/08							13,091	(7)	$309,995	(8)
	3/24/08							1,300	(9)	$31,551	(10)
Sheldon I. Cammaker	1/02/08							12,554	(1)	$287,500	(2)
	2/27/08	$125,400	(5)	$475,000	(5)	$950,000	(5)
	2/27/08	$143,750	(6)	$287,500	(6)	$575,000	(6)
	3/05/08							9,713	(7)	$230,004	(8)
Mark A. Pompa	1/02/08							11,189	(1)	$256,250	(2)
	2/27/08	$118,800	(5)	$450,000	(5)	$900,000	(5)
	2/27/08	$128,125	(6)	$256,250	(6)	$512,500	(6)
	3/05/08							8,657	(7)	$204,998	(8)
R. Kevin Matz	1/02/08							10,234	(1)	$234,375	(2)
	2/27/08	$108,240	(5)	$410,000	(5)	$820,000	(5)
	2/27/08	$117,188	(6)	$234,375	(6)	$468,750	(6)
	3/05/08							7,918	(1)	$187,498	(8)

(1)	Consists of time-vested stock units awarded in January 2008 under our LTIP.

(2)

Represents the full grant date fair value of stock units awarded in January 2008 under our LTIP. The full grant date fair values referred to in this column were determined in accordance with FAS 123R. There were no option awards in 2008.

(3)	Consists of the time-vested stock units awarded in March 2008 as part of Mr. MacInnis’ special bonus for 2007.

(4)

Represents the full grant date fair value of stock units awarded to Mr. MacInnis as part of his special bonus referred to in footnote (3) above. The full grant date for value referred to in this column was determined in accordance with FAS 123R.

(5)	These amounts represent possible payouts pursuant to our annual incentive program for 2008. The maximum figure was actually paid in cash in 2009.

(6)	These estimated payouts are pursuant to our LTIP in respect of the measurement period 2008 – 2010.

(7)	Consists of phantom stock units granted in March 2008 in respect of annual incentive awards for 2007.

(8)

Represents the full grant date fair value of phantom stock units granted in March 2008 in respect of annual incentive awards for 2007. The full grant date fair values referred to in this column were determined in accordance with FAS 123R.

(9)	Consists of phantom stock units granted in March 2008 as part of Messrs. MacInnis’ and Guzzi’s special bonuses for 2007.

(10)	Represents the full grant date fair value of phantom stock units granted in March 2008 as part of Messrs. MacInnis’ and Guzzi’s special bonuses for 2007.

Proportion of 2008 Salaries and Bonuses To Total 2008 Compensation

The approximate percentage of the 2008 salary and bonus of each named executive officer to his total 2008 compensation reported in the Summary Compensation Table on page 17 is as follows: Frank T. MacInnis, 18%; Anthony J. Guzzi, 18%; Sheldon I. Cammaker, 19%; Mark A. Pompa, 21%;

and R. Kevin Matz, 20%. There can be no assurance that the total compensation amounts reported in that Table will be realized.

Annual Incentive Awards

Under our annual incentive award program, as authorized by and pursuant to the terms of our Key Executive Incentive Bonus Plan, the Compensation Committee establishes annual financial objectives for us and individual performance goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive an annual incentive award and, if so, the amount of such award. The annual incentive awards for 2008 and the basis on which they were made are discussed on pages 9 through 11 in the Section entitled “Compensation Discussion and Analysis”. For 2006 and 2007 the maximum incentive award for each named executive officer could not exceed 200% of his base annual salary and for 2008 the maximum incentive awards for Messrs. MacInnis and Guzzi were increased to 250% and 220%, respectively, of their 2008 base salaries. The maximum incentive awards for 2008 for Messrs. Cammaker, Pompa and Matz remained at 200% of their respective 2008 annual base salaries. Inasmuch as the annual incentive award for each named executive officer for 2006, 2007, and 2008 based on our 2006, 2007, and 2008 financial performance was equal to the respective maximum percentages of their respective annual base salaries, no annual incentive award was based on the accomplishment of 2006, 2007, or 2008 individual goals and objectives. The estimated payouts under the 2008 incentive award program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards For Fiscal Year 2008 Table on page 20 and have footnote (5) next to them.

Of each named executive officer’s incentive award for 2006 and for 2007, 80% was paid in cash in March 2007 and March 2008, respectively, and the balance was paid in March 2007 and March 2008, respectively, in the form of phantom stock units. For 2008, 100% of each named executive officer’s incentive award was paid in cash in March 2009 inasmuch as the plan providing for 20% of the incentive awards to be paid in phantom units was suspended by the Board in December 2008 for calendar years 2008 and 2009 and, unless the Board otherwise determines, for ensuing years. The cash portions of the 2006 and the 2007 incentive awards and the entire 2008 incentive award are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 17. The presently outstanding phantom stock units (which are only those issued in respect of 2007) entitle each named executive officer to receive in cash the value of an equal number of shares of our Common Stock generally on the earlier of termination of employment or in March 2010. The phantom stock units issued in respect of calendar year 2006 were “cashed-out” in March 2009 based on the average closing price of a share of our Common Stock for the 10 trading days following the filing of our 2008 Form 10-K. The number of phantom stock units awarded in March 2007 and March 2008 to each named executive officer in respect of his annual incentive award for 2006 and 2007, respectively, was equal to a number which was 125% of 20% of his incentive award divided by fair market value of a share of our Common Stock on March 5, 2007 and March 5, 2008, respectively. The value of these phantom stock units (which is equal to an equal number of shares of our Common Stock on the March 5 award date) is included in the “Stock Awards” column of the Summary Compensation Table. As indicated above, no phantom stock units were issued in respect of annual incentive awards for 2008. The number of phantom stock units awarded and issued in 2008 in respect of incentive awards for 2007 are included in the “All Other Stock Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2008 Table on page 20, and their value on the date of issuance is included in the “Grant Date Fair Value” column of this Table. In addition, as indicated in footnote (1) to the Summary Compensation Table, we have reflected in the “Stock Awards” column of the Summary Compensation Table the increases or decreases in the value of outstanding phantom stock units over the course of 2006, 2007 and 2008 which value mirrors the increase or decrease in the value of a number of our shares of Common Stock equal to the number of phantom stock units. The “Stock Awards” column for 2008 of the Summary Compensation Table in accordance with FAS 123R also reflects phantom stock units awarded to Messrs. MacInnis and Guzzi in March 2008 and additional stock units awarded to Mr. MacInnis as part of their respective bonuses based upon our 2007 financial results. There can be no assurance that the total amounts reported in the “Stock Awards” column of the Summary Compensation Table will be realized.

Special Bonuses

In light of our record 2007 results, in March 2008 the Compensation Committee awarded to Mr. MacInnis and Mr. Guzzi cash bonuses of $460,000 and $100,000, respectively, and 4,750 fully vested phantom stock units and 1,300 fully vested phantom stock units, respectively. These phantom stock units turn into cash on the same basis as if the phantom stock units had been awarded under our Annual Incentive Program in March 2008. Mr. MacInnis was also awarded 10,800 stock units vesting in three years which will entitle him to an equal number of shares of our Common Stock, which stock units vest on substantially the same terms and conditions as those granted in January 2008 under our LTIP. The cash portion of those special bonuses is included for 2007 in the “Bonus” column of the Summary Compensation Table on page 17. Because the phantom stock units awarded to Messrs. MacInnis and Guzzi and the stock units awarded to Mr. MacInnis as part of the special bonuses were made in March 2008, in accordance with FAS 123R they were not reflected in whole or in part as compensation expense in 2007, but in accordance with FAS 123R the compensation expense attributable to the phantom stock units and the stock units are reflected for 2008 in the “Stock Awards” column of the Summary Compensation Table on page 17. They are included in the “All Other Stock Awards” column of the Grant of Plan-Based Awards in Fiscal Year 2008 Table on page 20 and their value on the date of issuance is included in the “Grant Date Fair Value” column of this Table. In addition, in light of our 2008 results, in February 2009 the Compensation Committee awarded to Mr. MacInnis as a special bonus an additional $210,000 which is included for 2008 in the “Bonus” column of the Summary Compensation Table.

Long Term Incentive Plan

Our Board adopted the LTIP in December 2005. Under the terms of the LTIP, for 2006, 2007, and 2008, we granted each named executive officer stock units in January 2006, 2007, and 2008, respectively. These stock units, which vest in full three years from their respective grant dates, represent the right to receive an equal number of shares of Common Stock, generally, on or about the third week in February 2009, 2010, and 2011, respectively.

A named executive officer had to have been employed by us generally until January 3, 2009 to receive shares in respect of his 2006 stock unit award and must be employed until January 3, 2010 to receive shares in respect of his 2007 stock unit award and until January 2, 2011 to receive shares in respect of his 2008 stock unit award. If a named executive officer’s employment had terminated before January 3, 2009, he would have forfeited his 2006, 2007 and 2008 stock unit awards, and in the event of termination of his employment before January 3, 2010 he will forfeit his 2007 and 2008 stock unit awards, and upon termination of his employment before January 2, 2011 he will forfeit his 2008 stock unit award, unless such termination is by the Company without cause (defined on page 30 under “Potential Post Employment Payments”—“Long Term Incentive Plan”) or by him for good reason (defined on page 30 under “Potential Post Employment Payments”—“Long Term Incentive Plan”) or due to his disability, death or retirement at age 65 or older.

As provided in the LTIP, we base the number of stock units that a named executive officer is to receive for a calendar year on one-half of a set percentage of his annual base salary rate as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the stock units. The current percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and is set out on page 13 in the Section entitled “Compensation Discussion and Analysis”.

The stock awards amount reflected in the “Stock Awards” column of the Summary Compensation Table on page 17 relate to those stock awards made in January 2006, 2007, and 2008 under the LTIP. There can be no assurance that the amounts reported in the “Stock Awards” column of that Table will be realized. Annual LTIP stock awards are expensed over a three-year vesting period and, accordingly, in the Summary Compensation Table (i) the 2006 compensation expense attributable to LTIP stock awards represent expenses attributable to 2006 LTIP awards, (ii) the 2007 compensation expense attributable to LTIP awards represent expenses attributable to 2006 and 2007 LTIP awards, and (iii) the 2008 compensation expense attributable to LTIP stock awards represent expense attributable to 2006, 2007, and 2008 LTIP awards. The stock awards reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2008 on page 20 include the number of stock units awarded in January 2008 under the LTIP.

We also provide for performance-based cash awards under the LTIP. In 2006, 2007, and 2008 we granted each named executive officer a target performance-based cash award or LTIP Cash Target Bonus. In 2006 we granted Cash Target Bonuses based on our performance during a measurement period consisting of calendar years 2006 – 2007. The financial targets for the 2006 – 2007 measurement period were exceeded, entitling each named executive officer to be paid an amount equal to twice his Cash Target Bonus for this measurement period. The amounts paid in respect of these target performance-based cash awards are included for 2007 in the Summary Compensation Table on page 17 under the “Non-Equity Incentive Plan Compensation” column. In addition, in 2006 we granted LTIP Cash Target Bonuses based on performance during a measurement period consisting of calendar years 2006 – 2008. The financial targets for this measurement period also were exceeded entitling each named executive officer to be paid an amount equal to twice his LTIP Cash Target Bonus for this measurement period, and the amounts paid in respect of these target performance-based cash awards are included for 2008 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Target performance-based cash awards were also granted in 2008 for the measurement period consisting of calendar years 2008 – 2010 and are reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2008 Table on page 20. We will base the payment of these awards (next to which the footnote (6) appears) on the achievement of the predetermined earnings per share objectives for the measurement period consisting of calendar years 2008 – 2010. We will pay to each named executive officer the target performance- based cash award amount for this period set opposite his respective name in the Grants of Plan-Based Awards in Fiscal Year 2008 Table if we achieve aggregate earnings per share of $6.93 for the 2008 – 2010 measurement period. If, for this period, we achieve aggregate earnings per share of $3.47, each named executive officer will be entitled to the threshold performance-based cash award amount set opposite his respective name in that Table. If, for this period, we achieve aggregate earnings per share of $8.32, each named executive officer will be entitled to the maximum performance-based cash award amount set opposite his respective name in that Table. For aggregate earnings per share falling between $3.47 and $6.93, and between $6.93 and $8.31, for the 2008-2010 measurement period, the cash award is interpolated from 51% to 99% of the target performance-based cash award and from 101% to 199% of the target performance-based cash award, respectively.

If a named executive officer is not employed during the entire measurement period, he will not be entitled to any performance-based cash award for the measurement period, unless he has been terminated without cause, he terminates his employment for good reason, dies, is disabled or retires on or after age 65. If during the measurement period he is terminated without cause, terminates for good reason, dies, is disabled or retires on or after age 65, then for the measurement period, he will be entitled to all or a portion of the awards under the LTIP as described under the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan,” commencing on page 29, where the terms “cause”, “good reason” and “disability” are also defined.

2005 Option Grants

In accordance with FAS 123R, we have, among other things, recognized as compensation expense for financial reporting purposes in each of 2006 and 2007 for each named executive officer a portion of the stock option expense incurred in connection with the grant to him in 2005 of stock options and, in addition, in each of 2006 and 2007, for Mr. Guzzi a portion of the stock option expense incurred in connection with the grant to him in 2004 of stock options. Accordingly, we have included these amounts under the “Options Awards” column of the Summary Compensation Table on page 17. There can be no assurance that the amounts reported in this column will be realized.

The following Table sets forth certain information with respect to unexercised options and unvested outstanding equity awards held by the named executive officers at the end of 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

Name (A)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (B)		Number of Securities Underlying Unexercised Options (#) Unexercisable (C)	Option Exercise Price ($) (D)	Option Expiration Date (E)	Number of Shares or Units of Stock That Have Not Vested (#) (F)		Market Value of Shares or Units of Stock That Have Not Vested ($) (G)
Frank T. MacInnis						82,644	(e)	$1,853,705
						40,592	(f)	$910,479
						45,188	(g)	$1,013,567
	100,000	(a)		$4.05	1/03/09
	100,000	(a)	—	$4.39	1/02/10
	100,000	(a)	—	$6.36	1/01/11
	202,400	(b)	—	$10.425	12/13/11
	227,200	(c)	—	$11.588	1/01/12
	221,772	(c)	—	$13.683	1/01/13
	296,516	(c)	—	$10.958	1/01/14
	368,000	(d)	—	$11.270	1/02/15
Anthony J. Guzzi						45,536	(e)	$1,021,372
						23,994	(f)	$538,185
						20,305	(g)	$455,441
	106,000	(d)	—	$9.67	10/24/14
	202,000	(d)	—	$11.270	1/03/15
Sheldon I. Cammaker						30,568	(e)	$685,640
						14,830	(f)	$332,637
						12,554	(g)	$281,586
	83,600	(b)	—	$10.425	12/13/11
	70,000	(c)	—	$11.588	1/01/12
	68,196	(c)	—	$13.683	1/01/13
	91,180	(c)	—	$10.958	1/01/14
	134,800	(d)	—	$11.270	1/02/15
Mark A. Pompa						23,892	(e)	$535,898
						12,496	(f)	$280,285
						11,189	(g)	$250,969
	20,000	(a)	—	$6.36	1/01/11
	66,000	(b)	—	$10.425	12/13/11
	44,400	(c)	—	$11.588	1/01/12
	43,244	(c)	—	$13.683	1/01/13
	63,164	(c)	—	$10.958	1/01/14
	101,200	(d)	—	$11.270	1/02/15
R. Kevin Matz						24,596	(e)	$551,688
						11,996	(f)	$269,070
						10,234	(g)	$229,549
	20,000	(a)	—	$4.39	1/02/10
	20,000	(a)	—	$6.36	1/01/11
	76,000	(b)	—	$10.425	12/13/11
	51,200	(c)	—	$11.588	1/01/12
	49,900	(c)	—	$13.683	1/01/13
	71,880	(c)	—	$10.958	1/01/14
	109,200	(d)	—	$11.270	1/02/15

(a)

Options granted 1/04/1999, 1/03/2000 and 1/02/2001 vested and became exercisable in full on the first anniversary of their respective grant dates and expire on the respective dates shown in column (E) which is the day before the tenth anniversary of their respective grant dates.

(b)	Options granted 12/14/2001 vested and became exercisable in full on their grant date and expire 12/13/2011.

(c)

Options granted 1/02/2002, 1/02/2003, 1/02/2004, vested and became exercisable 25% on their respective grant date and 25% on each of the succeeding three anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(d)

Options granted 10/24/2004 and 1/03/2005 vested and became exercisable 33-1/3% on each of the first, second and third anniversaries of their respective grant dates and expire on the respective dates shown in column (E) which is the day before the tenth anniversary of their respective grant dates.

(e)	Represents LTIP stock units awarded in January 2006; these units vested on January 3, 2009.

(f)	Represents LTIP stock units awarded in January 2007; these units vest on January 2, 2010.

(g)

Represents LTIP stock units awarded in January 2008 and, in the case of Mr. MacInnis, an additional 10,800 stock units awarded to him as part of his 2007 special bonus in March 2008 with the same terms and conditions as those pertaining to the 2008 LTIP stock units; these stock units vest on January 2, 2011.

In the event a named executive officer who is a holder of any of the options set out in the Outstanding Equity Awards at 2008 Fiscal Year End Table on page 24 is terminated by us without cause or terminates his employment for good reason or in the event we experience a change of control, the options reported in that Table remain exercisable for the balance of their term except in the case of the options expiring 10/24/2014 and 1/02/2015. In the case of those options, following termination of the named executive officer’s employment by us without cause or by him for good reason, the options are exercisable only for two years following such termination of employment. If the named executive officer’s employment terminates because of his retirement after age 65, death or disability, his options will be exercisable for a period of three months following termination of employment in the case of retirement or disability and six months in the case of his death. If his employment is terminated by us for cause or he terminates his employment without good reason, only his vested options may be exercised and then only for a period of three months from his termination date. The terms “cause” and “good reason” are defined in the option agreements substantially as they are defined in the Severance Agreements discussed on pages 26 and 27 under the Section entitled “Potential Post Employment Payments”—“Severance Agreements”.

Unvested stock units reported in the Outstanding Equity Awards at 2008 Fiscal Year End Table on page 24 were awarded in 2006, 2007, and 2008 under our LTIP. Those awarded in 2006 vested in full in January 2009, those awarded in 2007 are to vest in full in January 2010, and those awarded in 2008 are to vest in full in January 2011. However, if we experience a change of control prior to the scheduled vesting date, unvested stock units will vest in full at that time and shares of our Common Stock in respect of them will be issued. If the employment of a named executive officer is terminated by us without cause or by him for good reason, his stock units will vest in full at such time and the shares of our Common Stock to be issued in respect of his stock units will then be issued unless he is one of the fifty highest paid employees of us or our subsidiaries, in which case the shares will be issued six months after his termination. If employment of the named executive officer is terminated by us for cause or he terminates his employment without good reason, before his stock units vest, he will forfeit the stock units. The terms “cause” and “good reason” insofar as they pertain to the stock units, are defined on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.

The following Table sets forth with respect to each named executive officer certain information with respect to options exercised by him and his stock awards that vested during fiscal year 2008.

Option Exercises and Stock Vested in Fiscal Year 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Frank T. MacInnis	—	—	—	—
Anthony J. Guzzi	—	—	—	—
Sheldon I. Cammaker	20,000	$429,200	—	—
Mark A. Pompa	—	—	—	—
R. Kevin Matz	20,000	$527,600	—	—

POTENTIAL POST EMPLOYMENT PAYMENTS

Severance Agreements

Each of our named executive officers, Messrs. MacInnis, Guzzi, Cammaker, Pompa, and Matz, is a party to a severance agreement with us, which we refer to as the “Severance Agreements”. The Severance Agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate.

Termination by us without Cause or Termination by the Named Executive Officer for Good Reason

The Severance Agreements each provide that if the named executive officer’s employment is terminated by us without cause (summarized below) or if he terminates his employment for good reason (summarized below), we will pay the named executive officer an amount equal to twice his base salary in effect immediately prior to his termination. We will pay this amount in eight equal quarterly installments. In addition, we will pay the named executive officer all unpaid amounts for his annual incentive award for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to his prorated targeted annual incentive award for the year in which his termination takes place. We will calculate this amount by multiplying his targeted annual incentive award by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by us and the denominator of which is 365.

We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.

No amounts are payable under a Severance Agreement if a named executive officer’s employment is terminated by us for cause or by him without good reason. In addition, no severance benefits are payable under a Severance Agreement if benefits are payable under a named executive officer’s Change of Control Agreement described commencing on page 31.

Definition of Cause and Good Reason

“Cause” is defined in each named executive officer’s Severance Agreement as:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to us;

•

the named executive officer committing a material and continuing breach of the terms of his Severance Agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•	the named executive officer’s conviction of a felony.

For purposes of this definition, no act, or failure to act, on the named executive officer’s part is deemed “willful” unless done, or omitted to be done, by him in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.

“Good reason” is defined in each named executive officer’s Severance Agreement as:

•	our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;

•	our or one of our subsidiaries failing to pay to the named executive officer any portion of his current compensation that is already earned and due;

•

our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s Severance Agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•	the termination of a specified Indemnity Agreement in effect between the named executive officer and us.

Payments in the Event of Permanent Disability

Each named executive officer’s Severance Agreement also provides that, in the event of his permanent disability (summarized below), we will provide the same insurance benefits described above in the case of termination of his employment by us without cause or by him for good reason.

In the event of permanent disability, we will pay the named executive officer a lump sum payment equal to:

•

all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid, plus

•	a prorated amount of his targeted annual incentive award for the year in which his employment terminates.

“Permanent disability” exists if the named executive officer has been absent from his duties on a full-time basis for a period of six consecutive months as a result of his incapacity due to physical or mental illness.

Payments in the Event of Death

Each Severance Agreement also provides for payment upon the named executive officer’s death to his estate or his designated beneficiaries of a lump sum equal to:

•

three months of his base salary and any unpaid annual incentive award as of the date of his death for any calendar year ending before the year in which his death occurs, which would have been payable had he remained employed by us until the date such annual incentive award would otherwise have been paid, plus

•	a prorated amount of his targeted annual incentive award for the year in which his death occurs.

Non-Competition Restriction

Each named executive officer’s Severance Agreement also provides that for two years following termination of his employment, he will not directly or indirectly, own, manage, operate, conduct,

control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control or accept employment with or be connected in any manner with any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.

However, the named executive officer will not be deemed to be so involved with a competing business if:

•

no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities”, that are in competition with us or one of our subsidiaries; and

•	the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

The named executive officer will be released from his non-competition obligation if he waives his right to receive his severance benefits.

Non-Solicitation Restriction

For a year following the termination of his employment, each named executive officer also has agreed in his Severance Agreement that he will not on his own or anyone else’s behalf:

•

solicit, encourage, or participate in soliciting or encouraging any customer or supplier of us or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•

hire any person who at the time of offer of employment or within six months prior to such offer was an employee of us or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of us or one of our subsidiaries to terminate (or otherwise adversely alter) his employment relationship.

Phantom Stock Units For Senior Executive Officers

Pursuant to the terms of our Incentive Plan for Senior Executive Officers, 20% of each named executive officer’s annual incentive award for 2006 and 2007 was payable in fully-vested phantom stock units awarded in March 2007 and March 2008, respectively, with each unit representing one share of our Common Stock. Each named executive officer was entitled to a number of phantom stock units determined by dividing 20% of his annual incentive award by the fair market value of a share of our Common Stock on March 5 of the year following the year in respect of which the annual incentive award was made and multiplying the result by 125%. In addition, as part of a special bonus in light of our 2007 record results, Messrs. MacInnis and Guzzi, in March 2008, were awarded additional fully vested phantom units with the same terms as those awarded pursuant to the Incentive Plan for Senior Executive Officers. The phantom stock units awarded in March 2007 were cashed-out in March 2009, and the phantom stock units awarded in March 2008 are the only presently outstanding phantom stock units.

Upon termination of the named executive officer’s employment for any reason or if we experience a change of control, we will pay the named executive officer a lump sum amount equal to the number of his phantom stock units multiplied by the fair market value of a share of our Common Stock on the date of the termination of his employment or the date immediately before we experience a change of control. However, if the named executive officer is one of the fifty highest paid employees of us and our subsidiaries, any payment to him, required as a result of a termination of employment, and the date to be used to value a share of our Common Stock to compute the amount of his payment, would be deferred for six months to avoid any excise tax under Section 409A of the Code. “Change of control” has the same meaning as “change of control” described above under “Change of Control Agreements” on page 32.

Long Term Incentive Plan

Under our LTIP, we award each named executive officer annually a number of stock units in respect of which, at a future date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described commencing on page 11 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” commencing on page 22 following the Grants of Plan-Based Awards Table.) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash award if we achieve a pre-determined earnings per share objective, generally, for a three year measurement period.

LTIP Stock Units

A number of shares of our Common Stock equal to the named executive officer’s LTIP stock units are to be promptly issued to him if:

•

we experience a change of control (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•	we terminate the named executive officer’s employment without cause (which we define below);

•	the named executive officer terminates his employment for good reason (which we define below);

•	the named executive officer retires, provided he has reached age 65;

•	the named executive officer becomes disabled and his employment terminates as a result; or

•	the named executive officer dies while employed by the Company.

The issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, then he will forfeit his LTIP stock units.

Performance-Based Cash Target Bonus

In addition, if, during one or more measurement periods, a named executive officer’s employment is terminated, under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then he also will be entitled to a prorated amount of his target performance-based cash award (which we refer to below as a “LTIP Cash Target Bonus”) for each measurement period during which the termination occurred. This amount is equal to his LTIP Cash Target Bonus for such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during measurement period as of his termination date, and the denominator of which is the total number of months making up the measurement period. LTIP Cash Target Bonuses are more fully described commencing on page 11 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” commencing on page 22 following the Grants of Plan-Based Awards in Fiscal Year 2008 Table.

We will make this payment at such time as the payment would have been made had there been no termination of employment. However, the payment will be delayed for six months following termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we or the named executive officer had terminated his employment as of December 31, 2008 under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then the named executive officers would have been entitled to payments in respect of Cash Target Bonuses under the LTIP for the 2006, 2007, and 2008 measurement period, for the 2007, 2008, and 2009 measurement period, and for the 2008, 2009, and 2010 measurement period.

In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we will pay each named executive officer his Cash Target Bonus under the LTIP for each such measurement period. The Cash Target Bonus under the LTIP will be paid as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2008, the named executive officers would have been entitled to payments in respect of Cash Target Bonuses under the LTIP for the 2006, 2007, and 2008 measurement period, for the 2007, 2008, and 2009 measurement period, and for the 2008, 2009, and 2010 measurement period.

If, as of December 31, 2008, we had terminated the named executive officer’s employment with cause or the named executive officer had resigned without good reason, then he would not have been entitled to any Cash Target Bonuses under the LTIP for any measurement period.

Definition of Cause, Good Reason, Change of Control and Disability

For purposes of the LTIP, “cause,” generally, means:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to the Company;

•	the named executive officer’s conviction of a felony; or

•	the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

“Good reason”, generally, means:

•	a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or

•	the failure to pay any portion of the named executive officer’s compensation that is earned and due.

“Change of control” and “disability” have the same meanings as described under “Severance Agreements” above.

Special Bonuses

In recognition of our 2007 record results, in March 2008 Messrs. MacInnis and Guzzi were awarded phantom stock units and Mr. MacInnis also was awarded stock units as part of their special bonuses. Upon termination of their respective employment with us or if we experience a change of control, each will receive cash in respect of those phantom stock units awarded to him, and Mr. MacInnis will receive shares in respect of those stock units awarded to him, on the same terms and conditions as if such cash was to be paid in respect of phantom stock units awarded under our annual incentive program and as if such shares were to be issued under our LTIP.

Severance Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits under the Severance Agreements to which he would have been entitled if his employment had been terminated on December 31, 2008 by the Company without cause or by him for good reason and (b) the value of his (i) phantom stock units outstanding under our annual incentive program that would have been paid as well as, in the case of Messrs. MacInnis and Guzzi, the value of phantom stock units awarded as part of special bonuses they received in March 2008 for calendar year 2007, (ii) shares that would have been issued pursuant to stock units outstanding under our LTIP, upon such termination, and, in the case of Mr. MacInnis, the shares that would have been issued pursuant to stock units awarded to him in March 2008 as part of his special bonus for 2007, and (iii) pro rata Cash Target Bonuses under our LTIP that would have been paid, in each case, upon such termination of employment. The value of the phantom stock units and stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of our Common Stock on December 31, 2008. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer for an 18 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 12 months.

	Cash Payment under Severance Agreement	Cash Payment in Respect of Vested Phantom Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units(1)	Cash Payment in Respect of Acceleration of LTIP Cash Target Bonus	Benefits Continuation	Total
Frank T. MacInnis
Termination Without Cause or For Good Reason	$3,087,500	$872,863	$3,777,773	$2,277,500	$42,644	$10,058,280
Termination by Reason of Death	$1,425,000	$872,863	$3,777,773	$2,277,500	—	$8,353,136
Termination by Reason of Disability	$1,187,500	$872,863	$3,777,773	$2,277,500	$42,644	$8,158,280
Anthony J. Guzzi
Termination Without Cause or For Good Reason	$2,015,000	$557,318	$2,014,999	$1,265,000	$34,234	$5,886,551
Termination by Reason of Death	$877,500	$557,318	$2,014,999	$1,265,000	—	$4,714,817
Termination by Reason of Disability	$715,000	$557,318	$2,014,999	$1,265,000	$34,234	$4,586,551
Sheldon I. Cammaker
Termination Without Cause or For Good Reason	$1,425,000	$391,830	$1,299,863	$825,000	$30,679	$3,972,372
Termination by Reason of Death	$593,750	$391,830	$1,299,863	$825,000	—	$3,110,443
Termination by Reason of Disability	$475,000	$391,830	$1,299,863	$825,000	$30,679	$3,022,372
Mark A. Pompa
Termination Without Cause or For Good Reason	$1,350,000	$340,779	$1,067,152	$666,667	$32,088	$3,456,686
Termination by Reason of Death	$562,500	$340,779	$1,067,152	$666,667	—	$2,637,098
Termination by Reason of Disability	$450,000	$340,779	$1,067,152	$666,667	$32,088	$2,556,686
R. Kevin Matz
Termination Without Cause or For Good Reason	$1,230,000	$318,327	$1,050,307	$666,625	$30,076	$3,295,335
Termination by Reason of Death	$512,500	$318,327	$1,050,307	$666,625	—	$2,547,759
Termination by Reason of Disability	$410,000	$318,327	$1,050,307	$666,625	$30,076	$2,475,335

(1)	Represents the closing price of a share of our Common Stock on December 31, 2008 times the number of units.

Change of Control Agreements

Each named executive officer is also a party to a Change of Control Agreement with us, which we refer to as the “Change of Control Agreements”. The purpose of the Change of Control Agreements is to retain the services of the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.

Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control”, “cause” and “good reason” are defined below.

Each named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his employment without cause or he terminates his employment for good reason within two years following a change of control. This severance benefit is equal to the sum of three times:

•	his annual base salary at the time of the change of control;

•	the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years before the change of control; and

•	the value of perquisites provided in respect of the year prior to the change of control.

In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each named executive officer also is entitled to a pro rata amount of the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years prior to the change of control.

Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each named executive officer also agreed that he would retain in confidence all our confidential information.

If the severance benefits provided for under the Change of Control Agreements are paid to the named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, the named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on which an excise tax would be due. In that case, under the Change of Control Agreements, the named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed.

Definition of Change of Control, Cause and Good Reason

For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:

•	a person or group of persons acquiring 25% or more of our voting securities;

•

our Stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•

our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director who was serving as such before the beginning of such two year period or if not a director at such time, generally, if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

“Cause” is defined as:

•	the named executive officer’s willful and continued failure to perform substantially his duties for us (other than by reason of physical or mental illness); or

•	his conviction of, or plea of guilty or nolo contendere to, a felony; or

•	his willful engagement in gross misconduct which is materially and demonstratably injurious to us.

“Good Reason” is defined as occurring if:

•	the named executive officer’s annual base salary is reduced;

•

his annual incentive award is reduced below the higher of (a) the annual incentive award paid or payable to him in respect of the year before the change of control or (b) the average of his annual incentive awards paid or payable to him in respect of the three years prior to the change of control;

•	his duties and responsibilities are materially and adversely reduced;

•	the program of incentive compensation and retirement and insurance benefits offered to him are materially and adversely reduced;

•	he is required to relocate more than 50 miles from his primary work location before the change of control; or

•	the Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits under the Change of Control Agreements to which he would have been entitled upon a change of control and termination of his employment on December 31, 2008 by the Company without cause or by him for good reason and (b) the value as of December 31, 2008 of (i) his phantom stock units outstanding under our annual incentive program, as well as, in the case of Messrs. MacInnis and Guzzi, the value of phantom stock units awarded as part of special bonuses they received in March 2008 for calendar year 2007 and (ii) his shares that would have been issued pursuant to stock units outstanding under our LTIP, as well as, in the case of Mr. MacInnis, the shares that would have been issued pursuant to stock units awarded to him in March 2008 as part of his special bonus for calendar year 2007, and (c) his performance based cash awards under our LTIP that would have been paid, in each case upon a change of control on December 31, 2008. In addition, it sets forth for each named officer the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax payable on the compensation received as a result of a change in control and such additional amounts as may be necessary to ensure that his net after-tax benefits of the amounts payable to him under the Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax had been imposed. The value of the phantom stock units and stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of our Common Stock on December 31, 2008. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer for a 36 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.

	Cash Payment Under Change of Control Agreement	Cash Payment in Respect of Vested Phantom Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of LTIP Stock Units(1)	Cash Payment in Respect of Acceleration of LTIP Cash Target Bonus	Benefits Continuation	Out- Placement	Compensation for Additional Taxation		Total
Frank T. MacInnis	$12,185,863	$872,863	$3,777,773	$2,277,500	$113,038	$75,000	$0	(2)	$19,302,037
Anthony J. Guzzi	$7,481,546	$557,318	$2,014,999	$1,265,000	$77,307	$75,000	$3,745,105		$15,216,275
Sheldon I. Cammaker	$5,458,007	$391,830	$1,299,863	$825,000	$84,179	$75,000	$2,459,344		$10,593,223
Mark A. Pompa	$4,782,439	$340,779	$1,067,152	$666,667	$70,870	$75,000	$2,246,370		$9,249,277
R. Kevin Matz	$4,462,224	$318,327	$1,050,307	$665,625	$66,899	$75,000	$2,037,948		$8,676,330

(1)	Represents the closing price of a share of our Common Stock on December 31, 2008 times the number of units.

(2)	Based on required calculations of Mr. MacInnis’ compensation during applicable periods, no additional tax would be payable by him with respect to amounts received by him upon a change of control.

DIRECTOR COMPENSATION

The following Table sets forth certain information with respect to the compensation of our non-employee directors for fiscal year 2008. Mr. MacInnis, Chairman of the Board and our Chief Executive Officer, receives no additional compensation for serving on the Board.

Director Compensation for Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($) (a)		Stock Awards ($) (f)	Option Awards ($) (f)	All Other Compensation	Total ($)
Stephen W. Bershad	$70,000	(b)	None	$267,550	—	$337,550
David A.B. Brown	$70,000	(c)	None	$267,550	—	$337,550
Larry J. Bump	$60,000		None	$267,550	—	$327,550
Albert Fried, Jr.	$60,000		None	$267,550	—	$327,550
David H. Laidley	None		None	$86,373	—	$86,373
Richard F. Hamm, Jr.	$70,000	(d)	$48,000	$210,787	—	$328,787
Jerry E. Ryan	$65,000	(e)	None	$267,550	—	$332,550
Michael T. Yonker	$60,000		None	$267,550	—	$327,550

(a)

Each non-employee director (other than Mr. Laidley) received in 2008 an annual retainer of $60,000 in cash and $40,000 in equity as discussed in footnote (f) below; inasmuch as Mr. Laidley became a member of the Board on December 15, 2008 he did not receive any portion of the 2008 retainer. However, upon his election to the Board on December 15, 2008, Mr. Laidley was granted an eight-year option to purchase 10,000 shares of our Common Stock at $20.54 per share, the closing price of a share of our Common Stock on the New York Stock Exchange on that date.

(b)

For serving as a member of the Audit Committee, Mr. Bershad receives an additional annual fee of $5,000 and for serving as Chairman of the Compensation Committee he receives an additional annual fee of $5,000.

(c)	For serving as Chairman of the Audit Committee, Mr. Brown receives an additional annual fee of $10,000.

(d)

For serving as a member of the Audit Committee, Mr. Hamm receives an additional annual fee of $5,000 and for serving as Chairman of the Corporate Governance Committee, he receives an additional annual fee of $5,000.

(e)	For serving as a member of the Audit Committee, Mr. Ryan receives an additional annual fee of $5,000.

(f)

The stock awards and option awards represent compensation expense for 2008 recognized for financial reporting in accordance with FAS 123R, ignoring forfeiture assumptions. See Note J to our financial statements for the year ended December 31, 2008 included in our Form 10-K for that year for the assumptions we made in the computation of the value of these stock option awards Mr. Hamm received one stock award and one option award in 2008, and the amounts reported for him under the “Stock Awards” column and the “Option Awards” column of this Table represent the full grant date fair value of such awards. Messrs. Bershad, Brown Bump, Fried, Ryan, and Yonker each received two option awards in 2008, one with a full grant date fair value of $56,763 and the other with a full grant date fair value of $210,787, Mr. Laidley received one option award in 2008, with a full grant date fair value of $86,373.

(g)

As of December 31, 2008 each of the above-named directors held outstanding options granted to him by us to acquire the following number of shares: Stephen W. Bershad, 224,615 shares; David A.B. Brown, 179,447 shares; Larry J. Bump, 115,907 shares; Albert Fried, Jr., 200,615 shares; Richard F. Hamm, Jr., 100,000 shares; David H. Laidley, 10,000 shares; Jerry E. Ryan, 38,333 shares; and Michael T. Yonker, 148,333 shares. In addition, as of that date Mr. Hamm held an award for 1,048 shares of our Common Stock that vested in January 2009, pursuant to stock awards in respect of his 2008 annual retainer.

As indicated in Note (a) to the above Table, for 2008, the annual retainer for each non-employee director was $100,000. Of this amount, $60,000 was payable in cash and $40,000 was payable in options awarded under our 2007 Incentive Plan or in shares of Common Stock under our 2007 Incentive Plan, as each director chose with respect to the calendar year 2008. In addition, for 2008 the Chairman of the Audit Committee received an annual fee of $10,000 and each other member of the Audit Committee received an annual fee of $5,000. An annual fee of $5,000 was also paid to the Chairman of the Compensation Committee and the Chairman of the Corporate Governance Committee.

For 2008, in respect of the equity component of the annual retainer for non-employee directors, one director elected to receive shares under our 2007 Incentive Plan, of which 1,048 were delivered on the first business day in January 2008 and 1,048 were delivered on the first business day in January

2009, and six directors chose for 2008 to receive options under the 2007 Incentive Plan. Each director electing to receive options was awarded on January 2, 2008 an option with a five year term to purchase 8,333 shares at a per share option price of $22.90 per share, the closing price on the New York Stock Exchange of a share of our Common Stock on that day. One-quarter of the option became exercisable on the grant date and one-quarter on the first day of each of the three succeeding calendar quarters.

In addition, each non-employee director then serving as such was granted on June 18, 2008 an option under the 2007 Incentive Plan to purchase 20,000 shares of our Common Stock upon his re-election to the Board at our annual meeting of stockholders with an option exercise price of $27.97 per share, equal to the closing price on the New York Stock Exchange of a share of our Common Stock on the grant date. Upon his election to the Board on December 15, 2008, Mr. Laidley was awarded an option with an eight-year term to purchase 10,000 options at an option exercise price of $20.54 per share, equal to the closing price on the New York Stock Exchange of a share of our Common Stock on the grant date. The options became exercisable commencing with their respective grant date, and may be exercised during an eight year term at any time or from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the Compensation Committee was responsible for matters concerning executive compensation.

Messrs. Bershad, Bump and Yonker served as members of the Compensation Committee during all of 2008. Mr. Fried served as a member of the Compensation Committee from January 1, 2008 to June 18, 2008, when he was succeeded by Mr. Ryan, who continues to serve as such.

No member of the Compensation Committee:

•	was at any time during 2008 an officer or employee of us or any of our subsidiaries;

•	was formerly an officer of us or any of our subsidiaries; or

•	has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee for the fiscal year ended December 31, 2008.

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.

Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2008.

By:	Compensation and Personnel Committee
Stephen W. Bershad, Chairman Larry J. Bump Jerry E. Ryan Michael T. Yonker

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2008, included in EMCOR’s annual report on Form 10-K for that year.

We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.

We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, which we refer to as the “Independence Discussions with Audit Committees”, and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the Table of Fees on page 40 in the Section entitled “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholder to be held June 16, 2009, is compatible with the independence of Ernst & Young LLP.

Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

By:	Audit Committee
David A. B. Brown, Chairman Stephen W. Bershad Jerry E. Ryan Richard F. Hamm, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following Table sets forth as of April 20, 2009 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned

The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,437,009	(1)	5.2%

(1)

Based on a Schedule 13G Information Statement filed by The Vanguard Group, which we refer to as “Vanguard”. The Schedule 13G discloses that Vanguard had sole voting power of 84,435 of such shares and sole disposition power of 3,437,999 of such shares. It also states that Vanguard Fiduciary Trust Company, which we refer to as “VFTC”, is the beneficial owner of 84,435 shares as a result of it serving as investment manager of collective trust accounts and that VFTC directs the voting of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following Table sets forth as of April 20, 2009, certain information regarding the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers, and all our directors and executive officers as a group, for the fiscal year ended December 31, 2008. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent

Frank T. MacInnis	2,258,835	(2)	3.3%
Stephen W. Bershad	318,341	(3)	*
David A.B. Brown	187,073	(3)	*
Larry J. Bump	122,293	(3)	*
Albert Fried, Jr.	303,341	(3)	*
Richard F. Hamm, Jr.	108,633	(3)	*
David H. Laidley	13,626	(3)	*
Jerry E. Ryan	51,959	(3)	*
Michael T. Yonker	156,425	(3)	*
Anthony J. Guzzi	447,918	(2)	*
Sheldon I. Cammaker	510,441	(2)	*
Mark A. Pompa	393,166	(2)	*
R. Kevin Matz	499,503	(2)	*
All directors and executive officers as a group	5,365,554	(4)	7.6%

*	Represents less than 1%.

(1)

The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this Table have been rounded.

(2)	Includes:

•	in the case of Mr. MacInnis, 1,515,888 shares;

•	in the case of Mr. Guzzi, 308,000 shares;

•	in the case of Mr. Cammaker, 447,776 shares;

•	in the case of Mr. Pompa, 338,008 shares; and

•	in the case of Mr. Matz, 398,180 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock option plans and programs.

Also includes:

•	in the case of Mr. MacInnis, 126,781 shares;

•	in the case of Mr. Guzzi, 65,339 shares;

•	in the case of Mr. Cammaker, 40,196 shares;

•	in the case of Mr. Pompa, 35,823 shares; and

•	in the case of Mr. Matz, 33,289 shares;

which shares are to be issued in respect of stock units.

(3)	Includes:

•	in the case of Mr. Bershad, 228,241 shares;

•	in the case of Mr. Brown, 173,073 shares;

•	in the case of Mr. Bump, 119,533 shares;

•	in the case of Mr. Fried, 204,241 shares;

•	in the case of Mr. Hamm, 100,000 shares;

•	in the case of Mr. Laidley, 13,626 shares;

•	in the case of Mr. Ryan, 41,959 shares; and

•	in the case of Mr. Yonker, 151,959 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors.

(4)

Includes 4,040,484 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs and 301,428 shares to be issued in respect of stock units.

ELECTION OF DIRECTORS (Proposal 1)

At our Annual Meeting, nine directors are to be elected by the holders of our Common Stock to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at our Annual Meeting. Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

Frank T. MacInnis, Age 62. Mr. MacInnis has been Chairman of the Board and our Chief Executive Officer since April 1994. He also served as our President from April 1994 to April 1997 and from February 2004 to October 2004. From April 1990 to April 1994, Mr. MacInnis was President and Chief Executive Officer, and from August 1990 to April 1994, was Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1990, Mr. MacInnis served as Senior Vice President and Chief Financial Officer of Comstock Group Inc. In addition, from 1986 to April 1994, Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Inc.

Stephen W. Bershad, Age 67. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a global leader in the design and development of high-performance surveillance cameras, imaging systems, and related motion control technologies. He has been one of our directors since December 15, 1994.

David A.B. Brown, Age 65. Mr. Brown has been Chairman of the Board of Directors of Pride International, Inc. since May 2005 and Chairman of the Board of Directors of Layne Christensen Company since June 2005. Pride International is a leading provider of contract drilling and related services to oil and natural gas companies worldwide, operating offshore and on land. Layne Christensen provides drilling services and related products and services in the principal markets of water resources, mineral exploration, geo construction, and energy. For more than five years prior to May 2005, Mr. Brown was President of The Windsor Group, a management consulting firm of which he was a co-founder. He has been one of our directors since December 15, 1994.

Larry J. Bump, Age 69. Mr. Bump, a private investor, was Chairman of the Board of Directors of Willbros Group, Inc., an international engineering and construction company from 1981 until May 2004. From 1977 to 1980, he was President and Chief Operating Officer of Willbros Group, Inc. and from 1980 until 2002, when he retired, he was Chief Executive Officer of that company. Mr. Bump has been one of our directors since February 27, 2003.

Albert Fried, Jr., Age 79. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been one of our directors since December 15, 1994.

Richard F. Hamm, Jr., Age 49. Mr. Hamm has been the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation, which we refer to as “Dendreon”, a biotechnology company developing targeted therapies for the treatment of cancer, since December 2005 and Senior Vice President, General Counsel and Secretary of Dendreon since November 2004. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From July 2000 to April 2002, he was Vice President, Corporate Development & Planning of Carlson Companies, Inc., which we refer to as “Carlson”, a global travel, hospitality and marketing services company, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. Mr. Hamm has been one of our directors since June 19, 1998. He is also a director of Axsys Technologies, Inc.

David H. Laidley, Age 62. Mr. Laidley is Chairman Emeritus of Deloitte & Touche LLP (Canada), a professional services firm providing audit, tax, financial advisory and consulting services, where he served as a partner from 1975 until his retirement in 2007 specializing in tax and audit services. He was elected Chairman of the firm in 2000 and served in that capacity until 2006. He was elected to the Board on December 15, 2008 and was recommended to the Corporate Governance Committee for election to the Board by another non-management director. Mr. Laidley is also a director of Biovail Corporation.

Jerry E. Ryan, Age 66. Mr. Ryan, who is retired, served as a consultant to Fintube Technologies, Inc., a manufacturer of finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc., from January 2000 through December 2002. Mr. Ryan served as Chairman of the Board of the general partner of Fintube Limited Partnership from February 1999 until its sale to Lone Star Technologies, Inc. in January 2000, and for more than five years prior thereto, as Chairman of the Board of Directors and Chief Executive Officer of the general partner of Fintube Limited Partnership. He has been one of our directors since December 15, 2007.

Michael T. Yonker, Age 66. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been one of our directors since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company and Woodward Governor Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2009, subject to ratification by Stockholders and presents this selection to the Stockholders for ratification. If the Stockholders do not approve the appointment of Ernst & Young LLP, the solicitation of other independent auditors will be considered by the Audit Committee. Ernst & Young LLP has acted as our independent auditors since May 14, 2002.

Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees

The aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 31, 2008 and 2007 were as follows:

Services Provided	Fee Amount

	2008	2007
Audit Fees(1)	$4,226,863	$4,109,775
Audit Related Fees(2)	$122,000	$132,000
Tax Fees(3)	$218,182	$179,382
All Other Fees(4)	$59,086	$110,535

Total	$4,626,131	$4,531,692

(1)

Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, the issuance of consents with respect to Registration Statements on Forms S-8, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)	Fees rendered for employee benefit plan audits.

(3)

Fees for services related to tax compliance, including consulting services, the preparation of tax returns and tax planning, and in 2007 only, advice on implementation of new standards for accounting for income taxes.

(4)

Software subscriptions and in 2008 only, fees for advisory services related to the Company’s internal audit department and in 2007 only, fees for advisory services with respect to compliance with government cost accounting standards for services provided to the U.S. government.

Audit Committee Pre-Approval Procedures

The 2008 and 2007 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services, which were approved by the Audit Committee, were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting.

We entered into an engagement letter with Ernst & Young LLP for its 2008 services, which, among other things, contains contractual provisions that subject the Company in certain instances to alternative dispute resolution procedures. It is anticipated that the services performed by Ernst & Young LLP for 2009 will be subject to a similar engagement letter.

Adoption of Proposal No. 2.

We believe that our best interests will be served by the approval of Proposal No. 2.

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.

To our knowledge and based solely upon a review of such reports, during the fiscal years 2008 and 2007 all such reports relating to share ownership were timely filed, except for one inadvertently filed late in 2008 by Mr. Ryan in connection with a purchase of shares of our Common Stock and one inadvertently filed late in 2007 by each of Messrs. Cammaker, Guzzi, MacInnis, Matz and Pompa in connection with the award to each of phantom stock units in connection with annual incentive awards. The awards of the phantom stock units were timely reported by us in a Form 8-K.

OTHER MATTERS

Stockholder Proposals. Stockholders’ proposals must be received by us at our headquarters in Norwalk, Connecticut on or before December 29, 2009 in order to be considered for inclusion in next year’s proxy statement.

Our bylaws set forth advance notice provisions and procedures to be followed by Stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board. A Stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such Stockholder’s intent is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

A Stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such Stockholder’s intent to make such nomination is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the bylaws.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a Stockholder must meet to have a proposal included in our proxy statement.

OTHER INFORMATION

We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of $9,000, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

The Board is aware of no other matters that are to be presented to the Stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Upon the written request of any Stockholder of record on April 20, 2009, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Sheldon I. Cammaker, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.

BY ORDER OF THE BOARD OF DIRECTORS

SHELDON I. CAMMAKER
Corporate Secretary

April 28, 2009

Exhibit A

EMCOR GROUP, INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s Stockholders. In making this determination, the Board shall apply the following standards:

•	A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•

A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

For purposes of these Guidelines, the term:

•

“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•	“Company” includes any parent or subsidiary in a consolidated group with the Company.

•	“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

M11804

PROXY CARD

EMCOR GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2009

          The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Mark A. Pompa, and each of them with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the stockholders of EMCOR Group, Inc. to be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York, June 16, 2009 at 10:00 A.M. (local time), and all adjournments thereof, as follows:

          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR ELECTION AND "FOR" THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)

EMCOR GROUP, INC. ATTN: INVESTOR RELATIONS 301 MERRITT SEVEN, 6TH FLOOR NORWALK, CT 06851	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11803	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EMCOR GROUP, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE				All	All	Except
"FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEM 2.
				0	0	0
Vote on Directors
1.	Election of Directors
	Nominees:
	01)	F. MacInnis	06)	R. Hamm
	02)	S. Bershad	07)	D. Laidley
	03)	D. Brown	08)	J. Ryan
	04)	L. Bump	09)	M. Yonker
	05)	A. Fried

Vote on Proposal								For	Against	Abstain

2.	Appointment of Ernst & Young as Independent Auditors.							0	0	0

In their discretion to vote upon other matters that may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.						0

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date